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                                                                EXHIBIT 24(b)

                                SOLUTIA INC.

                                CERTIFICATE

          I, Rosemary L. Klein, Senior Vice President, Secretary and General Counsel of Solutia Inc. (the "Company"), hereby certify that the following is a full, true and correct copy of a resolution adopted by the Board of Directors of the Company on March 8, 2005, at which meeting a quorum was present and acting throughout:

              FURTHER RESOLVED, that each officer and director who may be required to sign and execute the 2004 Annual Report on Form 10-K or any document in connection therewith (whether for and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing Rosemary L. Klein and Miriam R. Singer, or either of them acting alone, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity such Annual Report on Form 10-K and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission or any other governmental body, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors, every act whatsoever which such attorneys, or any one of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

          IN WITNESS WHEREOF, I have hereunto set my hand in my official capacity and affixed the corporate seal of the Company this 9th day of March, 2005.

                                       /s/ Rosemary L. Klein
                                       ---------------------
                                       Rosemary L. Klein
                                       Senior Vice President, General
                                       Counsel and Secretary

SEAL